FOR IMMEDIATE RELEASE:

ZAGG Inc. WELCOMES INDUSTRY VETERAN AS NEW BOARD MEMBER
Larry Harmer, former CEO of Polaroid Corporation, Joins ZAGG Board of Directors

Salt Lake City, Utah – June 5, 2008 – ZAGG Inc. (OTCBB: ZAGG), the industry leader in providing protective film coverings for personal electronics, announces the appointment of Larry Harmer to its Board of Directors.  Mr. Harmer brings substantial executive experience in the consumer and retail industry to the ZAGG board.

Mr. Harmer currently holds a key executive position at Flextronics International Ltd. as COO of the Retail and Technical Services division.  He also operates the Trading and Accessory group within Flextronics.  Previously, Mr. Harmer co-founded a consumer products company that grew under his leadership from a licensee with several brands – including Polaroid – to a global organization with revenues that exceeded $1.5 billion in about four years. He played a significant role in the purchase, privatization and divestiture of the Polaroid asset portfolio, and was responsible for all international vendor and customer relationships. Mr. Harmer’s background includes executive positions with Polaroid Corporation, PricewaterhouseCoopers LLP, Nortel Networks among others.

“Larry has fantastic insight into our industry and ZAGG will benefit tremendously from his extensive experience in consumer products and finance sectors,” said Robert G. Pedersen II, President and CEO of ZAGG.  “His expertise and vision will help us increase the customer base of the revolutionary invisibleSHIELD, and will contribute to the expansion of ZAGG’s exciting product portfolio.”

After welcoming Mr. Harmer to the board, ZAGG was given a “Speculative Buy” rating and a 12-month target price of $1.80 by RedChip Visibility, a division of RedChip Companies, Inc.  The rating and price are the result of research coverage recently initiated by RedChip Visibility, and specify ZAGG’s “strong management team” as an investment highlight.

Gaurav Aggarwal, MBA and research analyst for RedChip Visibility, also indicated in the report that “the market report for ZAGG’s product line is virtually unlimited.  As sales of electronic devices continue to grow, we expect demand for ZAGG’s complimentary products will grow as well.”

To see ZAGG’s full catalog, or to purchase online, please visit www.ZAGG.com.

About ZAGG Inc:
ZAGG Inc designs, manufactures, and distributes protective clear coverings and accessories for consumer electronic and hand-held devices, worldwide. ZAGG’s flagship brand, the invisibleSHIELD, is a protective, high-tech patented film covering, designed for iPods, laptops, cell phones, digital cameras, PDAs, watch faces, GPS systems, gaming devices, and other items. The patent-pending invisibleSHIELD application is the first scratch protection solution of its kind on the market, and has sold over one million units. Currently, ZAGG offers over 2,500 precision pre-cut designs with a lifetime replacement warranty through online channels, resellers, college bookstores, Mac stores and mall kiosks.  The company continues to increase its product lines to offer additional electronic accessories to its tech-savvy customer base, as well as an expanded array of invisibleSHIELD products for other industries.  For more information please visit the company’s web sites at www.ZAGG.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may", "future", "plan" or "planned", "will" or "should", "expected", "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and other risks identified in filings made by the company with the Securities and Exchange Commission.

Media Contact:
ZAGG Inc
Robert Pedersen II, president and CEO
801-263-0699 ext. 110
robert@zagg.com
or
Alpaytac Inc.
Caroline Rubenstein
312-245-9805 ext. 110
caroline@alpaytac.com

Investor Relations:
ZAGG Inc
Brandon O’Brien, CFO
(801) 263-0699 ext. 122
brandon@zagg.com
or
Catalyst Financial Resources, LLC
Connie Schadewitz
(877) 276-2467
connie@catalystresearch.com
Aimee Boutcher
(503) 757-4017
aimee@catalystresearch.com